Exhibit 5.1

Morgan, Lewis & Bockius LLP

Counselors at Law

1701 Market Street

Philadelphia, PA 19103-2921

215-963-5000

Fax: 215-963-5001

CSS Industries, Inc.

1845 Walnut Street, Suite 800

Philadelphia, PA 19103

RE:	CSS Industries, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to CSS Industries, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to an aggregate of 235,500 shares of the Company’s common stock, par value $0.1 per share (the “Shares”), which may be issued under any of the Company’s 2000 Stock Option Plan for Non-Employee Directors (the “2000 Plan”), 2006 Stock Option Plan for Non-Employee Directors (the “2006 Plan”) or 2011 Stock Option Plan for Non-Employee Directors (collectively with the 2000 Plan and the 2006 Plan, the “Plans”).

In connection with this opinion letter, we have examined the Plans, the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended to the date hereof, and Bylaws of the Company, as amended to the date hereof, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the terms and conditions of the applicable Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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